UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2023

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 6, 2023, SS&C Technologies Holdings, Inc. (the “Company”) announced the appointment of Brian N. Schell to serve as the Company’s Executive Vice President and Chief Financial Officer, effective as of August 7, 2023. Mr. Schell is replacing Patrick J. Pedonti, the Company’s current Senior Vice President, Chief Financial Officer and Treasurer, who is retiring as of August 7, 2023. Mr. Pedonti will continue to serve as a non-executive employee of the Company through the end of 2023 to ensure a smooth transition of his role to Mr. Schell.

Mr. Schell, age 57, has served as Executive Vice President, Chief Financial Officer and Treasurer of Cboe Global Markets (“Cboe”) since January 2018 and served as interim Chief Human Resources Officer of Cboe from January 2022 to June 2022. Prior to that, he served as Chief Financial Officer of Bats Global Markets, Inc. since March 2011. Mr. Schell has more than 30 years of experience at global financial institutions, including H&R Block, the Federal Deposit Insurance Corporation, KPMG and JP Morgan. Mr. Schell holds a master’s degree in business administration, finance and investments from George Washington University and a bachelor’s degree in business administration from the University of Notre Dame.

In connection with his appointment, the Company and Mr. Schell entered into an offer letter (the “Offer Letter”) pursuant to which Mr. Schell will receive an annual salary of $600,000 and will have an annual target cash bonus opportunity of $1,400,000 (which will not be prorated for 2023). Mr. Schell will also be eligible to receive equity-based incentive awards under the Company’s long-term incentive program. For 2023, Mr. Schell’s target equity incentive award value will be $4,000,000 under the Company’s 2023 Stock Incentive Plan (the “2023 Stock Plan”), which will be comprised 50% of performance stock units, 25% of stock options and 25% of restricted stock units, and in each case which will be on terms and conditions (including vesting schedule) consistent with those approved for the Company’s other executive officers for 2023 (the terms of which are described in the Company’s 2023 annual proxy statement filed with the Securities and Exchange Commission on April 6, 2023). Mr. Schell’s long-term incentive award value for subsequent years will be determined by the Compensation Committee of the Board of Directors in its discretion. In addition, within 30 days of Mr. Schell’s start date, he will receive an award of restricted stock units having a grant date value of $5,500,000, which will vest in equal annual installments over three years, subject to the terms of the 2023 Stock Plan and the applicable award agreement thereunder.

The Offer Letter provides that if Mr. Schell’s employment is terminated by the Company without Cause (as defined in the Offer Letter), then, subject to his execution and non-revocation of a release of claims in favor of the Company and compliance with restrictive covenants (described below), Mr. Schell will receive the following severance payments: (i) continued payment of Mr. Schell’s then-current base salary for a period of 12 months following the termination date, payable in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus in respect of the fiscal year prior to the year of termination, payable when annual bonuses are normally paid to similarly situated executives and in no event later than 60 days following the termination date, and (iii) a target annual bonus for the year of termination, prorated based on the number of days that Mr. Schell is employed during the year of termination and payable no later than 60 days following the termination date.

Mr. Schell’s employment is conditioned on his execution of the Company’s Non-Disclosure and Non-Solicitation Agreement, which includes customary restrictions on confidentiality and non-disclosure (which apply during employment and in perpetuity thereafter), as well as non-solicitation of the Company’s customers and employees (which apply during employment and for 12 months thereafter).

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2023.

There are no arrangements or understandings between Mr. Schell and any other persons pursuant to which he was elected as an officer of the Company, and Mr. Schell is not related to any director or executive officer of the Company or other person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving Mr. Schell that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 6, 2023, the Company issued a press release announcing the foregoing update. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description

99.1	Press release, dated July 6, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2023

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Jason White
Jason White
Senior Vice President, General Counsel and Secretary